AMENDMENT NO. 1 TO CREDIT AGREEMENT

    THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT dated and effective as of October 23, 2020 (this “Amendment”), is among THE ANDERSONS, INC., an Ohio corporation (the “Borrower”), U.S. BANK NATIONAL ASSOCIATION, in its capacity as the administrative agent (in such capacity, the “Administrative Agent”), each of the Guarantors party hereto and each of the Lenders party hereto.

Recitals:

A.The Borrower, the lenders party thereto (the “Lenders”) and the Administrative Agent have entered into that certain Credit Agreement dated as of January 11, 2019 (the “Existing Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as defined below).
B.The Guarantors and the Administrative Agent have entered into that certain Guaranty dated as of January 11, 2019 (the “Guaranty”).
C.The Borrower has advised the Administrative Agent and the Lenders that it desires to add an additional tranche of Term Loans pursuant to Section 2.25 of the Existing Credit Agreement and arrange for the future extension of the 364-Day Revolving Commitments pursuant to Section 2.26 of the Existing Credit Agreement and, as a result thereof, amend the Existing Credit Agreement as set forth herein.
D.Subject to the terms and conditions set forth below, the Administrative Agent and the Lenders party hereto have agreed to so amend the Existing Credit Agreement.
    In furtherance of the foregoing, the parties agree as follows:

    Section 1.    Amendments to Existing Credit Agreement. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Existing Credit Agreement is hereby amended as follows (as so amended, the “Credit Agreement”):
    (a)    The cover page is hereby amended by inserting a new line below “Seven Year Term Loan CUSIP 03416EAK7” that reads “Incremental 2020 Term Loan CUSIP 03416EAL5”.

(b)    Section 1.1 is hereby amended by amending and restating the following definitions set forth therein as follows:

“364-Day Revolving Loan Termination Date” means, except as such date as may be extended in accordance with Section 2.26, the earlier of (i) January 8, 2021 and (ii) the expiration of the applicable 364-Day Revolving Facility Availability Period; provided, that if such day occurs on a non-Business Day, then such day shall be required to occur on the immediately preceding Business Day. Notwithstanding the foregoing, in connection with Amendment No. 1, each of the Borrower and the 364-Day Lenders agreed to extend the date set forth in the preceding clause (i) to January 7, 2022 automatically upon satisfaction of each of the following conditions: (1) on January 8, 2021 no Default or Event of Default shall have occurred and be continuing or would result from such extension, (2) the representations and warranties contained
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in Article V are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of January 8, 2021, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of January 8, 2021, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date, (3) any outstanding 364-Day Revolving Loans shall be paid in full at the time of such extension on January 8, 2021, (4) the Administrative Agent shall have received a certificate certifying as to the satisfaction of the foregoing conditions dated as of January 8, 2021 and executed by an Authorized Officer of the Borrower and (5) the Borrower shall have paid all fees previously agreed to with the 364-Day Lenders in connection with such extension. Accordingly, on January 8, 2021, upon satisfaction of each of the conditions set forth in the preceding sentence, the date set forth in the preceding clause (i) shall be automatically, without further action, amended to be January 7, 2022, so long as prior to giving effect thereto the 364-Day Revolving Commitments shall not have expired or been terminated (it being understood that the 364-Day Revolving Facility Availability Period shall be reset after giving effect to such extension).

“Advance” means a borrowing hereunder, of (i) 364-Day Revolving Loans made by some or all of the 364-Day Revolving Lenders, of the same Type, made, converted or continued on the same Borrowing Date or date of conversion or continuation, as applicable, and, in the case of Eurodollar Loans, for the same Interest Period, (ii) Five-Year Revolving Loans made by some or all of the Revolving Lenders, of the same Type, made, converted or continued on the same Borrowing Date or date of conversion or continuation, as applicable, and, in the case of Eurodollar Loans, for the same Interest Period, (iii) a Five-Year Term Loan made on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (iv) a Seven-Year Term Loan made on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect and (v) an Incremental 2020 Term Loan made on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect. The term “Advance” shall include Swing Line Loans unless otherwise expressly provided.

“Applicable Margin” means, at any time, with respect to Advances of any Type and commitment fees, the following percentages per annum, based upon the Recourse Long Term Debt to Capitalization Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.1(a) or 6.1(b):

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Pricing Level	Recourse Long Term Debt to Capitalization Ratio	364-Day Revolving Loan, Five-Year Revolving Loan and Five-Year Term Loan Eurodollar Rate	Seven-Year Term Loan Eurodollar Rate	364-Day Revolving Loan, Five-Year Revolving Loan and Five-Year Term Loan Base Rate	Seven-Year Term Loan Base Rate	Commitment Fee Rate
1	> 0.65 to 1.00	2.00%	2.25%	1.00%	1.25%	0.225%
2	< 0.65 to 1.00 but > 0.50 to 1.00	1.75%	2.00%	0.75%	1.00%	0.20%
3	< 0.50 to 1.00 but > 0.35 to 1.00	1.50%	1.75%	0.50%	0.75%	0.175%
4	< 0.35 to 1.00	1.375%	1.625%	0.375%	0.625%	0.15%

Pricing Level	Recourse Long Term Debt to Capitalization Ratio	Incremental 2020 Term Loan Eurodollar Rate	Incremental 2020 Term Loan Base Rate
1	> 0.65 to 1.00	2.00%	1.00%
2	< 0.65 to 1.00 but > 0.50 to 1.00	1.75%	0.75%
3	< 0.50 to 1.00	1.50%	0.50%

Adjustments, if any, to the Applicable Margin shall be effective from and after the first day of the first fiscal month immediately following the date on which the delivery of a Compliance Certificate is required pursuant to Section 6.1(a) or 6.1(b) until the first day of the first fiscal month immediately following the next such date on which delivery of a Compliance Certificate is so required. If the Borrower fails to deliver a Compliance Certificate to the Administrative Agent at the time required pursuant to Section 6.1(a) or 6.1(b), then the Applicable Margin shall be the highest Applicable Margin set forth in the applicable foregoing table until five (5) days after such Compliance Certificate is so delivered.
Notwithstanding the foregoing (but subject to the last sentence of the preceding paragraph), Pricing Level 3 shall be deemed to be applicable with respect to the Incremental 2020

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Term Loans until the Administrative Agent’s receipt of the applicable Compliance Certificate for the Borrower’s fiscal quarter ending on September 30, 2020, and adjustments to the Pricing Level then in effect shall thereafter be effected in accordance with the preceding paragraph.
“Commitment” means, for each Lender, the sum of such Lender’s Revolving Commitment and Term Loan Commitment, in an amount not exceeding the amount set forth in Schedule 1 (or, in the case of the Incremental 2020 Term Loan Commitment, Schedule 1 to Amendment No.1) as it may be modified (i) pursuant to Section 2.7, (ii) as a result of any assignment that has become effective pursuant to Section 12.3(c) or (iii) otherwise from time to time pursuant to the terms hereof.

“Loan” means a 364-Day Revolving Loan, a Five-Year Revolving Loan, a Swing Line Loan, a Five-Year Term Loan, a Seven-Year Term Loan, or an Incremental 2020 Term Loan.

“Term Lender” means a Five-Year Term Lender, a Seven-Year Term Lender or an Incremental 2020 Term Lender, and “Term Lenders” means, collectively, the Five-Year Term Lenders, the Seven-Year Term Lenders and the Incremental 2020 Term Lenders.

“Term Loan” means a Five-Year Term Loan, a Seven-Year Term Loan, an Incremental 2020 Term Loan or any other Incremental Term Loan, and “Term Loans” means collectively, the Five-Year Term Loans, the Seven-Year Term Loans, the Incremental 2020 Term Loans and the other Incremental Term Loans.

“Term Loan Commitment” means a Five-Year Term Loan Commitment, a Seven-Year Term Loan Commitment and/or an Incremental 2020 Term Loan Commitment, as the context requires.

“Term Loan Maturity Date” means, (a) with respect to the Five-Year Term Loans, the Five-Year Term Loan Maturity Date, (b) with respect to the Seven-Year Term Loans, the Seven-Year Term Loan Maturity Date, (c) with respect to the Incremental 2020 Term Loan, the Incremental 2020 Term Loan Maturity Date and (d) with respect to any Incremental Term Loans, the maturity date established with respect to such Incremental Term Loans.

    (c)    Section 1.1 is hereby amended by adding the following definitions in the appropriate alphabetical order therein:

“Amendment No. 1” means Amendment No. 1 to Credit Agreement, dated as of the Amendment No. 1 Effective Date, among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means October 23, 2020.

“Incremental 2020 Term Lender” means, as of any date of determination, a Lender having an Incremental 2020 Term Loan Commitment.

“Incremental 2020 Term Loan Commitment” means, for each Incremental 2020 Term Lender, the obligation, if any, of such Incremental 2020 Term Lender to make an Incremental 2020 Term Loan to the Borrower, as set forth in Schedule 1 to Amendment No.1, as it may be

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modified (i) as a result of any assignment that has become effective pursuant to Section 12.3(c) or (ii) otherwise from time to time pursuant to the terms hereof. As of the date of the Amendment No. 1 Effective Date, the aggregate amount of the Incremental 2020 Term Lenders’ Incremental 2020 Term Loan Commitments is $150,000,000. After advancing the Incremental 2020 Term Loan, each reference to an Incremental 2020 Term Lender’s Incremental 2020 Term Loan Commitment shall refer to that Incremental 2020 Term Lender’s Pro Rata Share of the Incremental 2020 Term Loans.

“Incremental 2020 Term Loan Maturity Date” means January 11, 2026; provided, that if such day occurs on a non-Business Day, then such day shall be required to occur on the immediately preceding Business Day.

“Incremental 2020 Term Loans” means, with respect to a Lender, such Lender’s loan made pursuant to Section 2.1(b)(iii) (or any conversion or continuation thereof).

(d)    Section 2.1(b) is hereby amended by inserting the following new subsection (iii) to the end thereof:
(iii)    Incremental 2020 Term Loans. Each Incremental 2020 Term Lender severally agrees, on the terms and conditions set forth in this Agreement, to make an Incremental 2020 Term Loan to the Borrower on the Amendment No. 1 Effective Date, in an amount equal to such Incremental 2020 Term Lender’s Incremental 2020 Term Loan Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent.
    (e)    Section 2.1 is hereby further amended by amending and restating the penultimate sentence in the paragraph immediately following subsection (b) thereof to read as follows
Unless previously terminated, (i) the Term Loan Commitments shall terminate at 5:00 p.m. (local time in Denver, Colorado) on the Effective Date (or, in the case of the Incremental 2020 Term Loan Commitment, the Amendment No. 1 Effective Date) and (ii) all other the 364-Day Revolving Commitments and Five-Year Revolving Commitments shall terminate on the applicable Revolving Loan Termination Date.
(f)    The penultimate sentence of Section 2.3 is hereby amended and restated to read as follows:
Each Term Loan Advance hereunder shall consist of Term Loans made from the several Term Lenders ratably according to their Pro Rata Shares on the Effective Date (or, in the case of the Incremental 2020 Term Loans, on the Amendment No. 1 Effective Date).

(g)    The last sentence of Section 2.10 is hereby amended and restated to read as follows:
No Interest Period may end after the 364-Day Revolving Loan Termination Date, the Five-Year Revolving Loan Termination Date, the Five-Year Term Loan Maturity Date, the Seven-Year Term Loan Maturity Date or the Incremental 2020 Term Loan Maturity Date, as applicable.

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(h)    Section 2.12(b) is hereby amended by inserting the following sentence at the end thereof:
Beginning with the period ending March 31, 2021 and on the last day of each fiscal quarter thereafter (or, if such date is not a Business Day, on the immediately preceding Business Day), the Borrower shall make quarterly payments of principal on the Incremental 2020 Term Loans in an amount equal to one and one quarter percent (1.25%) of the initial aggregate principal amount of the Incremental 2020 Term Loans.
(i)    Section 2.12 is hereby further amended by amending and restating the paragraph immediately following subsection (b) thereof to read as follows:
To the extent not previously paid, all unpaid Five-Year Term Loans, Seven-Year Term Loans and Incremental 2020 Term Loans, as applicable, shall be paid in full in cash by the Borrower on the applicable Term Loan Maturity Date with respect to the Five-Year Term Loans, Seven-Year Term Loans and Incremental 2020 Term Loans, as applicable.
(j)    Section 2.13(d) is hereby amended and restated to read as follows:
(d)    Any Lender (including the Swing Line Lender) may request that its Loans be evidenced by a promissory note representing its 364-Day Revolving Loans, Five-Year Revolving Loans, Swing Line Loans, Five-Year Term Loans, Seven-Year Term Loans and Incremental 2020 Term Loans, respectively, substantially in the form of Exhibit D-1, D-2, D-3, D-4 or D-5, as applicable (with appropriate changes for notes evidencing Swing Line Loans) (each a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note or Notes payable to such Lender in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note or Notes and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the payee named therein (and its registered assigns), except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (b) (i) and (ii) above.
(k)    A new Exhibit D-5 (Form of Incremental 2020 Term Note) is hereby added to the Existing Credit Agreement in the form attached as Annex I hereto.
The amendments to the Existing Credit Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Loan Documents are intended to be effected hereby.

Section 2.    Incremental 2020 Term Loan Commitments. Each of the Administrative Agent and the Lenders party hereto acknowledges and agrees that the Incremental 2020 Term Loan Commitments of the Lenders are as set forth on Schedule 1 attached hereto and that such Incremental 2020 Term Loan Commitments are being provided pursuant to Section 2.25 of the Existing Credit Agreement.

Section 3.    Conditions Precedent. The effectiveness of this Amendment and the amendments and other agreements contemplated hereby is subject to the satisfaction of the following conditions precedent:

(a)     Documentation. The Administrative Agent and Farm Credit Mid-America, PCA shall have received each of the following (each in form and substance satisfactory to them):

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(i)    this Amendment, duly executed and delivered by the Borrower, the Guarantors, the Administrative Agent and the Lenders agreeing to provide the Incremental 2020 Term Loans and to extend their 364-Day Revolving Commitments;
(ii)    an Incremental 2020 Term Note for each Lender requesting the same, duly executed and delivered by the Borrower;
(iii)    such documents and certificates relating to the organization, existence and good standing of the Borrower and the authorization of the transactions contemplated by this Amendment;
(iv)    a certificate of the Borrower certifying as to (A) the matters set forth in Section 4(a) below as of the date hereof and (B) the compliance by the Borrower with the covenants contained in Section 6.4 of the Credit Agreement (on a pro forma basis reasonably acceptable to the Administrative Agent after giving effect to this Amendment and the incurrence of Indebtedness contemplated hereby), duly executed and delivered by the Borrower;
(v)    a written opinion of the Borrower’s counsel, addressed to the Administrative Agent and the Lenders, in respect of such matters related to this Amendment as the Administrative Agent and Farm Credit Mid-America, PCA shall request;
(vi)    an Increasing Lender Supplement, duly executed and delivered by the Borrower, the Administrative Agent and the Lenders agreeing to provide the Incremental 2020 Term Loans;
(vii)    a borrowing notice (in the form requested by the Administrative Agent) with respect to the Incremental 2020 Term Loans, duly executed and delivered by the Borrower; and
(viii)    a Payment Notice evidencing the reduction of the 364-Day Revolving Commitments effective as of the effective date of this Amendment to $100,000,000, duly executed and delivered by the Borrower.
(b)    Fees and Expenses. The Borrower shall have paid (i) all fees payable to each of Farm Credit Mid-America, PCA, as arranger, and the Lenders party hereto pursuant to that certain engagement letter (the “Engagement Letter”) dated as of September 3, 2020 between Farm Credit Mid-America, PCA and the Borrower in connection with this Amendment, in each case to the extent due and payable on the date hereof, (ii) all fees and expenses of Farm Credit Mid-America, PCA required to be reimbursed in connection herewith pursuant to the Engagement Letter and (iii) all fees and expenses of the Administrative Agent required to be reimbursed in connection herewith pursuant to the Credit Agreement.

Section 4.    Representations and Warranties.

(a)    In order to induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders party hereto as follows:

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    (i)    The representations and warranties contained in Article V of the Credit Agreement are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct in all material respects on and as of such earlier date.

(ii)    There exists no Default or Event of Default, nor would a Default or Event of Default result from this Amendment or the incurrence of any Indebtedness in connection herewith.

(b)    In order to induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, each of the Borrower and each Guarantor represents and warrants to the Administrative Agent and the Lenders party hereto that this Amendment has been duly authorized, executed and delivered by it and sets forth the legal, valid and binding obligations of the Borrower or such Guarantor, respectively, and is enforceable against the Borrower and such Guarantor, respectively, in accordance with its terms.

Section 5.    Miscellaneous.

    (a)    Ratification and Confirmation of Loan Documents. Each of the Borrower and each Guarantor hereby consents, acknowledges and agrees to the amendments and other agreements set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation, with respect to each Guarantor, the continuation of its payment and performance obligations under the Guaranty), in each case after giving effect to the amendments and other agreements contemplated hereby.

    (b)    Fees and Expenses. Without limiting the generality of Section 2(c) above or the Engagement Letter, the Borrower shall pay all reasonable out-of-pocket expenses of the Administrative Agent and Farm Credit Mid-America, PCA in connection with the preparation, negotiation, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable out-of-pocket fees, disbursements and charges of outside counsel for the Administrative Agent and Farm Credit Mid-America, PCA.

    (c)    Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

    (d)    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (but giving effect to federal laws applicable to national banks), and shall be further subject to the provisions of Sections 15.2 and 15.3 of the Credit Agreement.

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    (e)    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof.

    (f)    Entire Agreement. This Amendment, together with the Engagement Letter and the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise except in writing in accordance with Section 8.3 of the Credit Agreement.

    (g)    Severability of Provisions.
. Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

(h)    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (subject to Article XII of the Credit Agreement).

(i)    Reduction of 364-Day Revolving Commitment. Each of the parties hereto acknowledges and agrees that effective as of the date hereof the aggregate 364-Day Revolving Commitments shall be automatically and permanently reduced to $100,000,000 and, concurrently with the effectiveness of this Amendment, the Borrower will prepay 364-Day Revolving Loans to the extent necessary to reduce the aggregate 364-Day Revolving Exposure below the 364-Day Revolving Commitments after giving effect thereto.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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    The following parties have caused this Amendment to be executed as of the date first written above.

                    BORROWER:

THE ANDERSONS, INC.

By:
Name:
Title:

GUARANTORS:

THE ANDERSONS EXECUTIVE SERVICES LLC

By:
Name:
Title:

THE ANDERSONS PLANT NUTRIENT LLC

By:
Name:
Title:

TITAN LANSING, LLC

By:
Name:
Title:

LANSING TRADE GROUP, LLC

By:
Name:
Title:

PLANT NUTRIENT OPERATIONS LLC

By:
Name:
Title:
AMENDMENT NO. 1 TO CREDIT AGREEMENT
Signature Page
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ADMINISTRATIVE AGENT:
AMENDMENT NO. 1 TO CREDIT AGREEMENT
Signature Page
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U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:
LENDER(S):
AMENDMENT NO. 1 TO CREDIT AGREEMENT
Signature Page
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FARM CREDIT MID-AMERICA, PCA, as a Lender

By:
Name:
Title:

AMENDMENT NO. 1 TO CREDIT AGREEMENT
Signature Page
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SCHEDULE 1

Incremental 2020 Term Loan Commitments

Lender:	Incremental 2020 Term Loan Commitment:
Farm Credit Mid-America, PCA	$150,000,000
TOTAL COMMITMENTS	$150,000,000

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ANNEX I

Form of Incremental 2020 Term Note

(see attached)
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